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                                RADIO ONE, INC.
               1999 STOCK OPTION AND RESTRICTED STOCK GRANT PLAN


                                   ARTICLE I

                                Purpose of Plan

       The 1999 Stock Option and Restricted Stock Grant Plan (the "Plan") of
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Radio One, Inc. (the "Company"), adopted by the Board of Directors and
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shareholders of the Company effective March 10, 1999, is intended to advance the best interests of the Company by providing directors, executives and other key employees of the Company or any Subsidiary (as defined below) who have substantial responsibility for the management and growth of the Company or any Subsidiary and other individuals who perform substantial work for the Company or any Subsidiary with additional incentives by allowing such employees and other individuals to acquire an ownership interest in the Company.


                                  ARTICLE II

                                  Definitions

       For purposes of the Plan the following terms have the indicated meanings:

       "Board" means the Board of Directors of the Company.
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       "Change of Control" shall be deemed to have occurred in the event of a
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transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and Alfred
C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

       "Code" means the Internal Revenue Code of 1986, as amended, and any
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successor statute.

       "Committee" means the Compensation Committee or such other committee of
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the Board as the Board may designate to administer the Plan.  The Committee shall be comprised solely of two or more directors. References to the Committee hereunder shall include the Board where appropriate.
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       "Common Stock" means the Common Stock, $0.01 par value per share, of the
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Company.

       "Designated Date" has the meaning set forth in Section 5.7 hereof.
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       "Exercised Options" has the meaning set forth in Section 5.4 hereof.
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       "Fair Market Value" per share on any given date means the average for the
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ten (10) preceding trading days of the closing prices of the sales of the Common
Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Committee or the Board based on such factors as the members thereof in the exercise of their business judgment consider reasonably relevant.

       "Grant" means a restricted stock grant awarded to a Participant under the
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Plan at no cost to the Participant.

       "Grant Agreement" has the meaning set forth in Section 6.1 hereof.
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       "Grant Shares" shall mean (i) all shares of Common Stock issued or
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issuable upon the award or vesting of a Grant and (ii) all shares of Common
Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Unless provided otherwise herein or in the Participant's Grant Agreement, Grant Shares will continue to be Grant Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Grant Shares hereunder.

       "Measurement Date" means the date on which any taxable income resulting
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from the exercise of an Option is determined under applicable federal income tax law.

       "Option" means a stock purchase option granted to a Participant under the
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Plan.

       "Option Agreement" has the meaning set forth in Section 6.1 hereof.
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       "Option Shares" shall mean (i) all shares of Common Stock issued or
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issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common

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Stock.  Unless provided otherwise herein or in the Participant's Option
Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

       "Participant" means any director, executive or other key employee of the
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Company or any Subsidiary, or any other individual who performs substantial work for the Company or any Subsidiary, who has been selected to participate in the Plan by the Committee.

       "Permitted Transferee" means those persons to whom the Participant is
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authorized, pursuant to Section 6.3, to transfer Options and Grants.

       "Person" means any individual, partnership, firm, corporation,
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association, trust, unincorporated organization or other entity.

       "Plan" has the meaning set forth in the preamble hereof.
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       "Reload Number" has the meaning set forth in Section 5.4 hereof.
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       "Reload Options" has the meaning set forth in Section 5.4 hereof.
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       "Shares" has the meaning set forth in Section 5.3.
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       "Subsidiary" means any subsidiary corporation (as such term is defined in
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Section 424(f) of the Code) of the Company.

       "Termination Date" shall mean the date upon which such Participant's
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employment with the Company or any Subsidiary terminated.


                                  ARTICLE III

                                Administration

       The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options or Grants to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options and Grants as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options or Grants granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the

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administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.


                                  ARTICLE IV

                        Limitation on Aggregate Shares

       The number of shares of Common Stock with respect to which Options and Grants may be granted under the Plan shall not exceed, in the aggregate, 1,408,099 shares, subject to adjustment in accordance with Section 6.4. To the extent any Options or Grants expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, and to the extent any Option Shares or Grant Shares are tendered or withheld in payment of the exercise price of any Options or the taxes payable with respect to the exercise of any Options or Grants, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.


                                   ARTICLE V

                                    Awards

   5.1 Grant of Options and Grants.

       (a) Grant by Committee. The Committee may grant Options or Grants to Participants from time to time in accordance with this Article V.

       (b) Nonqualified Options and Incentive Stock Options. Options granted under the Plan may be nonqualified stock options or "incentive stock options" within the meaning of Section 422 of the Code or any successor provision as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any Subsidiary), unless such incentive stock option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the Fair Market Value of a share of Common Stock on the date of grant.

          It is the Company's intent that nonqualified stock options granted under the Plan not be classified as incentive stock options, that incentive stock options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an incentive stock option granted under the Plan does not qualify as such for any reason, then to the

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          extent of such nonqualification, the stock option represented thereby shall be regarded as a nonqualified stock option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for nonqualified stock options.

       (c) Exercise Price. The exercise price per share of Common Stock under each Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share of Common Stock under each incentive stock option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to Section 6.4). Subject to Section 5.7, Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that any option intended to be an incentive stock option shall be treated as an incentive stock option only to the extent that the aggregate Fair Market Value of the Common Stock (determined as of the date of Option grant) with respect to which incentive stock options (but not nonqualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000.

       (d) Option or Grant Term. The Committee shall determine the term of each Option and Grant, which term shall not exceed ten years from the date of grant of the Grant or Option (five years in the case of incentive stock options for which the exercise price is 110% of the Fair Market Value of a share of Common Stock on the date of grant, pursuant to Section 5.1(b)).

       (e) Maximum Annual Grant to Participant. In any one calendar year, the Committee shall not grant to any one Participant Options to purchase, or Grants of, a number of shares of Common Stock in excess of 704,050.

   5.2 Exercise Procedure. Options and Grants shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price.

   5.3 Payment Options. Options may be exercised, in whole or in part, upon payment of the exercise price of the Option Shares to be acquired. Payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise, (iv) by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the Options so exercised, (v) by any combination of the foregoing, or (vi) in any additional manner the Committee approves. Options may also be exercised upon payment of the exercise price of the Option Shares to be acquired by delivery of the Participant's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

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       (a)  Exchange of Previously Acquired Stock.    In the event a Participant
elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No Participant may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

       (b)  Payment by Withholding Shares.   In the event a Participant elects
to pay the exercise price payable with respect to an option pursuant to clause
(iv) above, (A) only a whole number of Option Share(s) (and not fractional Option Shares) may be withheld in payment and (B) such Participant must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Option Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Option Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Option Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of Option Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Option Shares shall no longer be issuable under such Option.

   5.4 Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an Option), in its discretion, for the grant to a Participant who exercises all or any portion of an Option ("Exercised Options")
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and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock
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equal to the sum (the "Reload Number") of the number of shares of Common Stock
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tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the Participant or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for

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each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

   5.5 Withholding Tax Requirements.

       (a) Participant Election.   Unless otherwise determined by the Committee,
a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or Grant) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or a Grant. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this
Section 5.5(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 5.3 with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options.

       (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the Participant make provision for the payment to the Company, either pursuant to Section 5.5(a) or this Section 5.5(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Option Shares or Grant Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Option Shares or Grant Shares under the Plan. The Company may, in its discretion and to the extent specifically approved by and in accordance with the policies of the Committee, permit payment of such federal, state or local taxes to be made by delivery by a Participant to the Company of a promissory note of such Participant.

   5.6 Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options or Grants granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option or Grant granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option or Grant acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

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   5.7 Conditions and Limitations on Exercise.  At the discretion of the
Committee, exercised at the time of grant, Options and Grants may vest, in one or more installments, upon (i) the fulfilment of certain conditions, (ii) the passage of a specified period of time, (iii) the occurrence of certain events and/or (iv) the achievement by the Company or any Subsidiary of certain performance goals. Except as otherwise provided by the Committee, Options shall not vest for a period of at least six months following the date of grant of such Options. In the event of a Change of Control, the Committee may provide, in its discretion, that the Options and Grants shall become immediately vested and that such Options and Grants shall terminate if not exercised as of the date of the Change of Control or any other designated date (the "Designated Date") or that
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such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Change of Control over the exercise price of such Options. The Company shall give all Participants notice of an impending Change of Control at least 15 days prior to the date of such Change of Control or the Designated Date, whichever is earlier.

   5.8 Expiration of Options and Grants.

       (a) Normal Expiration. In no event shall any part of any Option or Grant be exercisable after the stated date of expiration thereof.

       (b) Early Expiration Upon Termination of Employment. Any part of any Option or Grant that was not vested on a Participant's Termination Date shall expire and be forfeited on such date, and any part of any Option or Grant that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the thirtieth (30th) day (one year, if termination is caused by the Participant's death or disability) following the Termination Date or such longer period following the Termination Date to the extent specifically approved by and in accordance with the policies of the Committee, but in no event after the stated date of expiration thereof.


                                  ARTICLE VI

                              General Provisions

   6.1 Written Agreement. Each Option and Grant granted hereunder shall be embodied in a written agreement (the "Option Agreement" or "Grant Agreement")
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which shall be signed by the Participant to whom the Option or Grant is granted and shall be subject to the terms and conditions set forth herein. Unless otherwise expressly stated herein, inconsistencies between such Option Agreement or Grant Agreement and this Plan shall be resolved in accordance with the terms of this Plan.

   6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options or Grants upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable

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as a condition to or in connection with the granting of Options or Grants or the purchase or issuance of shares thereunder, no Options or Grants may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options or Grants will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of Options or Grants that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Grants may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

   6.3 Options Not Transferrable. Except as otherwise authorized by the Committee, Options and Grants may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant's legal guardian or legal representative). In the event of the death of a Participant, Options and Grants which are not vested on the date of death shall terminate; exercise of Options or Grants granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options or Grants will pass by will or the laws of descent and distribution.

   6.4 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Committee may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options or Grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Plan, (2) the number and type of shares covered by outstanding Options or Grants, (3) the exercise prices, if any, specified therein and (4) other provisions of this Plan which specify a number of shares, all as the Committee determines to be appropriate and equitable.

   6.5 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

   6.6 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent such approval is required

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by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options or Grants without the consent of the Participants affected thereby, except as provided below. No Options or Grants shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

   6.7 Amendment of Outstanding Options and Grants. The Committee may amend or modify any Option or Grant in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option or Grant; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option or Grant, no such amendment or modification shall impair the rights of any Participant under any outstanding Option or Grant without the consent of such Participant.

   6.8 Governing Law.    The validity, construction, interpretation,
administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan, shall be governed by the substantive laws, but not the choice of law rules, of Delaware.

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                                  ARTICLE VII

                             Stockholder Adoption

       The Plan was approved by the Board on May ___, 1999 and approved and adopted by the stockholders of the Company, in accordance with applicable law, at a meeting of the stockholders of the Company held May ___, 1999.


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